FOR IMMEDIATE RELEASE

                                    CONTACTS:  BARRY VON LANKEN
                                               COOPER-STANDARD AUTOMOTIVE
                                               260/927-3314
                                               BGVONLANKEN@COOPERSTANDARD.COM
                                               ------------------------------

                                               DICK PACINI
                                               AUTOPR
                                               248/656-2388
                                               DPACINI@AUTO-PR.COM
                                               -------------------

                      COOPER-STANDARD AUTOMOTIVE TO ACQUIRE
                   ITT INDUSTRIES' AUTO FLUID HANDLING SYSTEMS

COMBINED GLOBAL FLUID SYSTEMS DIVISION OFFERS CUSTOMERS INTEGRATED LINE OF FLUID
MANAGEMENT PRODUCTS.

NOVI, MICH. - DECEMBER 5, 2005 - Cooper-Standard Automotive today announced that it has signed a definitive agreement with ITT Industries Inc. whereby
Cooper-Standard will acquire ITT's Fluid Handling Systems business in a transaction valued at approximately $205 million. The transaction is expected to close in the first quarter of 2006 and is subject to customary closing conditions including regulatory approvals.

With 2004 net sales of approximately $437 million, ITT's Fluid Handling Systems division is a leading manufacturer of steel and plastic tubing for fuel and brake lines and quick-connects.

Cooper-Standard Automotive is a global leader in each of its product lines, which include fluid handling systems, body sealing systems, and noise, vibration and harshness control systems.

"This transaction enables us to provide our customers with a more complete line of fluid management solutions for new vehicle platforms," stated Jim McElya,

president and CEO of Cooper-Standard Automotive. "Our customers are continually searching for opportunities to work with stronger suppliers that can effectively meet their needs anywhere in the world. By combining our powerful research, development, engineering, and global manufacturing capabilities - along with our outstanding customer service and sales support - Cooper-Standard Automotive has the opportunity to better serve our global customers," said McElya.

"Both Cooper-Standard and ITT Fluid Handling Systems have talented experts in the design and manufacture of innovative fluid handling products," said Larry
Beard, president of Cooper-Standard's Global Fluid Systems Division. "The
combined operation will be a powerful force for innovation in cutting-edge products for both automotive and industrial applications."

ABOUT ITT INDUSTRIES FLUID HANDLING SYSTEMS
-------------------------------------------

ITT Industries Fluid Handling Systems is a leading global supplier of highly engineered plastic and metal tubing and related specialty quick connects and coatings provided both as individual components and complete integrated systems.
Serving specific industry needs for 60 years, Fluid Handling Systems has more than 100 patents issued or pending and its global operations produce over one billion feet of tubing and more than 100 million quick connects annually.

ABOUT COOPER-STANDARD AUTOMOTIVE
--------------------------------

Cooper-Standard Automotive Inc., headquartered in Novi, Mich., is a leading global automotive supplier specializing in the manufacture and marketing of systems and components for the transportation industry. Products include body-sealing systems, fluid handling systems, and NVH control systems.
Cooper-Standard Automotive Inc. employs more than 13,000 people across 47 facilities in 14 countries. For more information, visit the company's Web site at: www.cooperstandard.com.

Cooper-Standard is a privately-held portfolio company of The Cypress Group and
Goldman Sachs Capital Partners.

The Cypress Group is a private equity investment firm managing more than $3.5 billion of capital. Cypress has an extensive track record of making growth-oriented investments in targeted industry sectors and building equity value alongside proven management teams.

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are
part of the firm's Principal Investment Area in the Merchant Banking Division.
Goldman Sachs' Principal Investment Area has formed 11 investment vehicles aggregating $26 billion of capital to date.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: our substantial leverage; limitations on flexibility in operating our business contained in our debt agreements; our dependence on the automotive industry; availability and cost of raw materials;
our dependence on certain major customers; competition in our industry; our conducting operations outside the United States; the uncertainty of our ability to achieve expected Lean savings; our exposure to product liability and warranty claims; labor conditions; our vulnerability to rising interest rates; our ability to meet our customers' needs for new and improved products in a timely manner; our ability to attract and retain key personnel; the possibility that our owners'

interests will conflict with yours; our new status as a stand-alone company; our legal rights to our intellectual property portfolio; our under-funded pension plans; environmental and other regulations; and the possibility that our acquisition strategy will not be successful. There may be other factors that may cause our actual results to differ materially from the forward-looking statement. Accordingly, there can be no assurance that Cooper-Standard
Automotive will meet future results, performance, or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which
Cooper-Standard Automotive does not intend to update.

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